Exhibit 1.1

UNDERWRITING AGREEMENT

by and among

TECHCREATE GROUP LTD.

(a Cayman Islands exempted company)

and

CATHAY SECURITIES, INC.

as Representative of the Underwriters

and

REVERE SECURITIES, LLC.

as Co-Underwriter

October 14, 2025

Cathay Securities, Inc.

as Representative of the several Underwriters names on Schedule A hereto

40 Wall Street Suite 3600,

NY, NY 10005 USA

Ladies and Gentlemen:

The undersigned, TechCreate Group Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), hereby confirms its agreement (this “Agreement”), subject to the terms and conditions of this Agreement, with Cathay Securities, Inc. (hereinafter the “Representative”), Revere Securities LLC as the co-underwriter, and with the other underwriters named on Schedule A hereto for which the Representative is acting as representative (the Representative and such other underwriters and co-underwriters being collectively called the “Underwriters” or, individually, a “Co-Underwriter” or an “Underwriter”) to issue and sell to the Underwriters class A ordinary shares of the Company (the “Class A Ordinary Shares”), par value US$0.0002 per share in an aggregate amount of 2,550,000 Class A Ordinary Shares (the “Firm Shares”) and to grant the Underwriters an option to purchase up to 382,500 Additional Shares (as defined herein), on the terms and for the purposes set forth in section 1(c), (d) and (e) herein. The Company has also granted to the Underwriters (or their permitted assignees), warrants to purchase Class A Ordinary Shares as set forth in Section 1(f) (the “Representative’s Warrants”). The offering and sale of securities contemplated by this Agreement are referred to herein as the “Offering.”

The Company confirms its agreement with the Underwriters as follows:

1. Firm Shares, Additional Shares and Representative’s Warrants.

(a)	Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 2,550,000 Firm Shares, and each Underwriter agrees to purchase, severally and not jointly, from the Company the number of Firm Shares set forth opposite their respective names on Schedule A attached hereto and made a part hereof at a purchase price of $3.70 per Firm Share (92.5% of the per Firm Share public offering price) (the “Purchase Price”) at the Closing,

The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2(a)(i)(2) hereof).

(b)	Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the first (1st) Business Day following the initial listing of the Company on the New York Stock Exchange American (“NYSE American”), or at such time as shall be agreed upon by the Underwriters and the Company, at the offices of Ortoli Rosenstadt LLP (the “Underwriters’ Counsel”) or at such other place and time as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of and payment for the Firm Shares following the effectiveness of the Registration Statement is called the “Closing Date.” The closing of the payment of the purchase price for and delivery of the Firm Shares through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters following the effectiveness of the Registration Statement is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds upon delivery to the Underwriters of the Firm Shares through the full fast transfer facilities DTC for the accounts of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two (2) Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriter for all the Firm Shares following the effectiveness of the Registration Statement.

Additional Class A Ordinary Shares. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) exercisable for 45 days from the Closing Date to purchase up to an additional 382,500 Class A Ordinary Shares (the “Additional Shares”), representing fifteen percent (15%) of the Firm Shares sold in the Offering in each case only for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares, all or any portion of the Additional Shares at the same purchase price as the Firm Shares. The Over-allotment Option is, at the Underwriters’ sole discretion, for Additional Shares.

(c)	Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 1(c) hereof may be exercised in whole or in part at any time within 45 days after the Effective Date. The purchase price to be paid per Additional Share shall be equal to the price per Firm Share in Section 1(a). The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised upon written notice given at least two full business days prior to the exercise to the Company from the Underwriters setting forth the aggregate number of Additional Shares to be purchased by the Underwriters and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which Option Closing Date shall not be later than five (5) full Business Days after the date of such written notice to purchase Additional Shares is given or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of Underwriters’ Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. The Underwriters may cancel any exercise of the Over-Allotment Option at any time prior to the Option Closing Date by giving written notice of such cancellation to the Company. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the written notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) the Underwriters shall purchase from the Company that portion of the total number of Additional Shares then being purchased with the number of Firm Shares set forth on Schedule A opposite the name of such Underwriters bears to the total number of Firm Shares, subject, in each case, to such adjustment as the Underwriters, in its sole discretion, shall determine.

(d)	Delivery of and Payment for Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in federal (same day) funds, upon delivery to the Underwriters of the Additional Shares through the facilities of DTC for the account of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for the applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” as used heretofore and henceforth shall also refer to the time and date of delivery of the Firm Shares and Additional Shares.

The Firm Shares and any Additional Shares purchased pursuant to this Agreement are hereinafter referred to collectively as the “Securities.”

(e)	Representative’s Warrants. The Company hereby agrees to issue to the Underwriters (and/or its designees) on the applicable Closing Date and Option Closing Date (if applicable), for a nominal consideration of $0.0002 per warrant, substantially in the form of Schedule D attached hereto, to purchase such number of Ordinary Shares equal to five percent (5%) of the Securities sold by the Company (the “Representative’s Warrants”), including any Additional Shares issued upon exercise of the Over-allotment Option. The Representative’ Warrants shall be exercisable, in whole or in part, commencing anytime beginning 180 days after the commencement of the sale of the Firm Shares pursuant to FINRA Rule 5110(e) and expiring on the third year anniversary of the commencement of sales of the Firm Shares at an initial exercise price of $4.80 per Ordinary Share, which is equal to one hundred and twenty percent (120%) of the purchase price per Firm Share. During such time as the Representative’s Warrants are outstanding, the Company agrees not to merge, reorganize, or take any action which would terminate the Representative’s Warrants without first making adequate provisions for the Representative’s Warrants. The Representative’s Warrants shall be exercisable on a cash basis; provided that if a registration statement registering the Ordinary Shares underlying the Representative’s Warrants under the Securities Act is not effective, then the Representative’s Warrants may be exercised on a cashless basis. The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrants and the Underlying Shares (as defined herein) during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) an officer, partner, registered person or affiliate of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. The Company shall register the Representative’s Warrants and Underlying Shares in the Registration Statement.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

(a) Filing of Registration Statement.

(i) Pursuant to the Act.

(1) The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-289030), including any related prospectus or prospectuses for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company and conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits, and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of the Registration Statement (“Effective Date”) pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.

(2) The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.”

(3) The Registration Statement has been declared effective by the Commission on or prior to the date hereof. “Applicable Time” means 5:00 p.m. Eastern Time, on the date of this Agreement or such other time as agreed to by the Company and the Underwriters.

(ii) Registration under the Exchange Act. The Securities are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement and Prospectus.

(iii) Listing on the NYSE American. The Shares will be approved for listing on the NYSE American by the Closing Date, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Securities on NYSE American nor has the Company received any notification that NYSE American is contemplating revoking or withdrawing approval for listing of the Securities.

(b) No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus (“Preliminary Prospectus”), the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(c) Disclosures in Registration Statement.

(i) 10b-5 Representation.

(1) The Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act and the Regulations.

(2) The Registration Statement, when it became effective, and any amendment or supplement thereto, did not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus when filed with the Commission does not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranties made in this Section 2(c)(i)(2) does not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriters furnished to the Company by the Underwriters expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that that the only information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Registration Statement, the Preliminary Prospectus and Prospectus, (ii) the table listing the names of the Underwriters and allocation of Class A Ordinary Shares listed in the table set forth under the first paragraph under the caption “Underwriting” in the Prospectus and (iii) the sub-sections titled “Price Stabilization, Short Positions and Penalty Bids”, and “Electronic Offer, Sale and Distribution” in each case under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter’s Information”). There are no contracts or other documents required to be described in the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required

(3) The General Disclosure Package (as defined below), when taken together as a whole with the Prospectus (collectively, the “Disclosure Materials”), does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Materials based upon and in conformity with the Underwriter’s Information.

(ii) Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement and the Prospectus.

(d) Changes After Dates in Registration Statement.

(i) No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as otherwise specifically stated therein: (i) to the knowledge of the Company, there have been no events that have occurred that would have a Material Adverse Effect (as defined below); and (ii) there have been no material transactions entered into by the Company not in the ordinary course of business, other than as contemplated pursuant to this Agreement and (iii) no officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company has resigned from any position with the Company (each such change, a “Material Adverse Change”).

(ii) Recent Securities Transactions, etc. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

(e) Independent Accountants. To the best of the Company’s knowledge, Audit Alliance LLP (“Audit Alliance”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.

(f) Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, (a) neither the Company nor any of its operating subsidiaries (each, a “Subsidiary,” and together, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its share capital; (c) there has not been any change in the share capital of the Company or any of its Subsidiaries or any grants under any stock compensation plan and, (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

(g) Share Capital; Options, etc. The Company has the duly authorized, issued and outstanding share capital as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted share capital set forth therein. Except as set forth in, or contemplated by, this Agreement, the Representative’s Warrants, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued share capital of the Company or any security convertible into share capital of the Company, or any contracts or commitments to issue or sell share capital or any such options, warrants, rights or convertible securities.

(h) Valid Issuance of Securities, etc.

(i) Outstanding Securities. The authorized, issued and outstanding share capital of the Company is, at the date or dates indicated, as set forth in each of the Registration Statement, Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Class A Ordinary Shares conform, and, when issued and delivered as provided in this Agreement, the Securities and the Representative’s Securities (as defined herein) shall conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding Class A Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The DTC has authorized the Class A Ordinary Shares for delivery through its full fast transfer facilities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s share option and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authorization of any shareholder, the board of directors or others is required for the issuance and sale of the Securities and the issuance of the Representative’s Securities. Except as set forth in the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Class A Ordinary Shares to which the Company is a party

(ii) Securities Sold Pursuant to this Agreement. The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims (“Liens”); the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the foregoing Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. The Representative’s Warrants when issued, shall constitute legally binding obligations of the Company. The Class A Ordinary Shares underlying (the “Underlying Shares”) the Representative’s Warrants (such Underlying Shares together with the Representative’s Warrants, being the “Representative’s Securities”) are duly authorized and, when issued and paid for in accordance with the terms of the Representative’s Warrants will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has reserved sufficient authorized but unissued Class A Ordinary Shares for the issuance of the maximum number of Securities and Underlying Shares issuable pursuant to the Offering as described in the Prospectus.

(iii) Issuance of Securities. Upon issuance of Securities, and subject to full payment thereof by the Underwriters in accordance with the terms hereof, such Securities will be duly and validly issued, and the persons in whose names the Securities are registered will be entitled to the rights specified in the Securities, and upon the sale and delivery of these Securities, and payment therefor, pursuant to this Agreement, the registered purchasers will acquire good, marketable and valid title to such Securities, free and clear of all pledges, Liens, security interests, charges, claims or encumbrances of any kind.

(i) Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(j) Validity and Binding Effect of This Agreement and the Representative’s Warrants. This Agreement and the Representative’s Warrants have been duly and validly authorized by the Company, and, when executed and delivered, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as the enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(k) No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the Representative’s Warrants, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s amended and restated memorandum and articles of association (as the same may be amended from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, or to its best knowledge, violate any judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business as constituted as of the date hereof, except such violation or breach that would not reasonably be expected to have a material adverse effect on the assets, business, conditions, financial position or results of operations of the Company (a “Material Adverse Effect”).

(l) No Defaults; Violations; Solvency. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Materials. The Company is not in violation of any term or provision of its Charter, or in violation in any respect of any franchise, license, permit, applicable law, rule, regulation, or to its best knowledge, violate any judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Materials. Based on the consolidated financial condition of the Company as of each of the Closing Date and the Option Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each of the Closing Date and the Option Closing Date. The Registration Statement and the Prospectus set forth, as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(m) Corporate Power; Licenses; Consents.

(i) Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, except, in each case as would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(ii) Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and the Representative’s Warrants, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation by the Company of the transactions and agreements contemplated by this Agreement and the Representative’s Warrants, and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and NYSE American.

(n) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers named in the section “Management” in the Prospectus immediately prior to the Offering (the “Insiders”) and provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

(o) Litigation; Governmental Proceedings. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and the Representative’s Warrants. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company or any Subsidiary, nor any director or officer thereof, is or has within the last ten (10) years been the subject of any Action involving a claim of violation of or liability under United States federal or state or foreign securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or other securities or commodities regulator involving the Company or any current or former director or officer of the Company.

(p) Good Standing. The Company has been duly incorporated, is validly existing, and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and to enter into and perform its obligations under this Agreement and the Representative’s Warrants and is in good standing in each jurisdiction in which the conduct of the Company’s business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Disclosure Package.

(q) Transactions Affecting Disclosure to FINRA.

(i) Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii) Payments Within Twelve (12) Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date,.

(iii) FINRA Affiliation. To the Company’s knowledge, and except as may have been previously disclosed in writing to the Underwriters, no Insider or any beneficial owner of 10% or more of the Company’s outstanding Class A Ordinary Shares has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

(iv) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates inclusive of any FINRA member or its affiliates in any country or jurisdiction outside of the United States, except as specifically authorized herein.

(v) Information. All information provided by the Company in its FINRA Questionnaire to Underwriters’ Counsel specifically for use by Underwriters’ Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(r) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of the Insiders or employees of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended

(s) Officers’ Certificate. Any certificate signed by any duly authorized executive officer of the Company and delivered to you or to the Underwriters’ Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(t) Lock-Up Period.

(i) Each Insider (the “Lock-Up Parties”) has agreed, pursuant to an executed Lock-Up Agreement in the form attached hereto as Annex I (for officers, directors and 5% or greater shareholders), that for a period ending six (6) months after the date of commencement of sales of the Offering (the “Lock-Up Period”), each such person and their respective affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Securities or share capital of the Company, including Class A Ordinary Shares, or any securities convertible into or exercisable or exchangeable for such Securities or share capital, without the consent of the Underwriters, with certain exceptions. The Representative may consent to an early release from the applicable Lock-Up period if, in its opinion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency of a Lock-up Party.

(ii) The Company, on behalf of itself and any successor entity, has agreed that without the prior written consent of the Underwriters, it will not, for a period ending three (3) months after the date of commencement of sales of the Offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 2(t)(ii) shall not apply to (i) the Securities to be sold hereunder and the Underlying Shares, (ii) the issuance by the Company of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Underwriters has been advised in writing of such issuance prior to the date hereof, (iii) the issuance by the Company of option to purchase or shares of Securities, share capital or restricted share of the Company under any stock compensation plan of the Company outstanding on the date hereof, (iv) any registration statement on Form S-8, or (v) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions provided such shares are not registered pursuant to a registrations statement.

(u) Subsidiaries. Exhibit 21.1 of the Registration Statement lists each Subsidiary and consolidated entity of the Company and sets forth the jurisdiction of formation of each Subsidiary. The Subsidiaries are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. The Company’s ownership and control of each Subsidiary and each Subsidiary’s ownership and control of other Subsidiaries is as described in the Registration Statement, the Disclosure Materials, and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association, or entity except as disclosed in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials and the Prospectus and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

(v) Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(w) Board of Directors. The board of directors of the Company is comprised of the persons set forth under the section of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the NYSE American. At least one member of the board of directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the NYSE American. In addition, at least a majority of the persons serving on the board of directors of the Company qualify as “independent,” as such term is defined under the rules of the NYSE American.

(x) Sarbanes-Oxley Compliance. Except as described in the Registration Statement, the Disclosure Materials, and the Prospectus, the Company will be, on the Effective Date, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

(y) No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) No Material Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, which would result in a Material Adverse Effect.

(aa) Intellectual Property. Except as described in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except for such Intellectual Property, the failure of which to own or possess, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. No action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others, that would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, except as disclosed in the Registration Statement or the Prospectus. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee, except such infringement or fee that would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

(bb) Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters and to the knowledge of the Company, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in respect

(cc) Data. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources to the extent necessary.

(dd) Board of Directors. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of the NYSE American and the board of directors of the Company and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of the NYSE American. Except as disclosed in the Registration Statement and the Prospectus, neither the board of directors of the Company nor the audit committee has been informed, nor is any director of the Company aware, of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(ee) No Integration. Neither the Company nor any of the Subsidiaries has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Underwriters pursuant to the Registration Statement. Except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries has sold or issued any Class A Ordinary Shares or any securities convertible into, exercisable or exchangeable for Class A Ordinary Shares, or other equity securities, or any rights to acquire any Class A Ordinary Shares or other equity securities of the Company, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Class A Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement.

(ff) Singapore, British Virgin Islands, Cayman Islands, and United States Representation and Warranties.

(i) Organization. The Subsidiaries have been duly organized and are validly existing as companies under the applicable laws of Singapore and the British Virgin Islands (“BVI”), and, with respect to the Company’s Singapore Subsidiaries, the Company’s Singapore Subsidiaries have been duly organized, and each is validly existing as a company under the laws of Singapore, and their business license are in full force and effect. 100% of the equity interests of the Singapore Subsidiaries are owned by the Company as described in the Prospectus, and such equity interests are free and clear of all Liens, encumbrances, equities or claims; the bylaws, the business license and other constituent documents of the Singapore Subsidiaries comply in all material respects with the requirements of applicable laws of Singapore and are in full force and effect; the Company has full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over the Singapore Subsidiaries or any of their properties required for the ownership or lease of property by it and the conduct of its business in accordance with its registered business scope except for such that would not reasonably be expected to have a Material Adverse Effect and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

The Company has legal and valid title to all of its properties and assets, free and clear of all Liens, charges, encumbrances, equities, claims, options and restrictions; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge, such agreements are valid, binding and enforceable in accordance with their respective terms under Singapore law, except where the invalidity of such lease agreements would not reasonably be expected to have a Material Adverse Effect on the Company or the Singapore Subsidiaries, taken as a whole; and, none of the Company or the Singapore Subsidiaries own, operate, manage or have any other right or interest in any other material real property of any kind, which would reasonably result in a Material Adverse Effect to the Company and the Singapore Subsidiaries, taken as a whole, except as described in the Prospectus.

(ii) Taxes. Except as disclosed in the Registration Statement, the Disclosure Materials and Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in Singapore, BVI or the Cayman Islands to any Singapore, BVI or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Securities to or for the account of the purchasers, and (B) the purchase from the Company and the sale and delivery of the Securities to purchasers thereof.

(iii) Dividends and Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(iv) Money Laundering. The operations of the Company, its Subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and there is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its Subsidiaries.

(v) Office of Foreign Assets Control. To the Company’s knowledge, neither any director, officer, or employee of the Company, nor has the Company or any of its Subsidiaries, conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the United Nations Security Council, or the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Crimea, Cuba, Iran, North Korea, Russia, Sudan and Syria; and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vi) No Immunity. None of the Company, its Subsidiaries or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, BVI, Singapore, New York or United States federal law; and, to the extent that the Company, its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement.

(vii) Dividends or Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, all dividends and other distributions declared and payable on the Class A Ordinary Shares may under the current laws and regulations of the Cayman Islands, BVI, and Singapore be paid to the holders of Securities in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands, BVI and Singapore in accordance with, and all such dividends and other distributions made to holders thereof or therein who are non-residents of the Cayman Islands, BVI or Singapore, will not be subject to income, withholding or other taxes under, the laws and regulations of the Cayman Islands, BVI and Singapore, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, BVI and Singapore or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, BVI and Singapore or any political subdivision or taxing authority thereof or therein.

(vii) Not a PFIC. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, the Company does not expect that it will be treated as a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.

(ix) Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(x) Choice of Law. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the choice of law provision set forth in this Agreement constitutes a legal and valid choice of law under the laws of the Cayman Islands, BVI and Singapore and will be honored by courts in the Cayman Islands, BVI and Singapore, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the Cayman Islands, BVI and Singapore. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “New York Courts”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Representative’s Warrants or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 of this Agreement.

(xi) Recognition of Judgments. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that such judgment is (A) given by a foreign court of competent jurisdiction; (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (C) is final; (D) is not in respect of taxes, a fine or a penalty; and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(gg) MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

(hh) Disclosure Controls and Procedures. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ii) Company’s Accounting System. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting, and, if applicable, with respect to such remedial actions disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company represents that it has taken all remedial actions set forth in such disclosure. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj) Exchange Act Filing. A registration statement in respect of the Ordinary Shares has been filed on Form 8-A (File Number 001-42865), dated September 25, 2025 (the “Form 8-A Registration Statement”) pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act. The Form 8-A Registration Statement is effective, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(kk) Regulation M Compliance. The Company has not, and, to its knowledge, no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities or the Representative’s Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities or the Representative’s Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(ll) Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications. For the purposes of this Section 2(ll) and this Agreement “Testing-the-Waters Communication” means any written communication within the meaning of Rule 405 under the Securities Act.

(mm) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Offered Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

(nn) Payments in Foreign Currency. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the holders in United States dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

3. Offering. Upon authorization of the release of the Securities by the Underwriters, the Underwriters intends to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriters that:

(a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the reasonable opinion of Underwriters’ Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Act is no longer required to be provided) in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters and Underwriters’ Counsel for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects within 36 hours of delivery thereof to Underwriters’ Counsel. The term “General Disclosure Package” means, collectively, (i) the Preliminary Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act, if any, identified in Schedule C hereto, (iii) the pricing terms set forth in Schedule A to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

(c) After the date of this Agreement, the Company shall promptly advise the Underwriters in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus or any issuer free writing prospectus as defined in Rule 433 of the Regulations (the “Issuer Free Writing Prospectus”), or the initiation of any proceedings to remove, suspend or terminate from listing the Shares from any securities exchange upon which the Shares are listed for trading, or of the threatening of initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(d) (i) During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Act as now in effect and as may be hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If during such period any event or development occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or Underwriters’ Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with the Act, the Company will promptly notify the Underwriters and will promptly amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(iii) If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances there existing, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company will deliver to the Underwriters and Underwriters’ Counsel a copy of the Registration Statement, as initially filed, and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and any Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. On the Business Day next succeeding the date of this Agreement, and from time to time thereafter, the Company will furnish to the Underwriters’ copies of the Prospectus in such quantities as the Underwriters may reasonably request.

(f) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Act.

(g) If the Company elects to rely on Rule 462(b) under the Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by the earlier of: (i) 10:00 P.M., Eastern time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2), and pay the applicable fees in accordance with Rule 111 of the Act.

(h) The Company will use its reasonable best efforts, in cooperation with the Underwriters, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the Offering or sale of the Securities of such jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation if it is otherwise not so subject.

(i) The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system) to its security holders as soon as practicable, but in any event not later than four (4) months and fifteen days after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

(j) Except with respect to (i) the Securities to be sold hereunder, (ii) the issuance by the Company of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Representative has been advised in writing of such issuance prior to the date hereof, (iii) the issuance by the Company of option to purchase or shares of Securities, capital stock or restricted stock of the Company under any stock compensation plan of the Company outstanding on the date hereof, (iv) any registration statement on Form S-8, or (v) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions provided such shares are not registered pursuant to a registration statement during the 180 days following the Closing Date, the Company or any successor to the Company shall not undertake any public or private offerings of any equity securities of the Company (including equity-linked securities) without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld.

(k) Following the Closing Date, any of the entities and individuals listed on Schedule B hereto (the “Lock-Up Parties”), without the prior written consent of the Underwriters, shall not sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement, during the period that their respective lock-up agreements are in effect. The Company will deliver to the Underwriters the agreements of the Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex I.

(l) The Company will not issue press releases or engage in any other publicity without the Representative’s prior written consent, for a period ending at 5:00 P.M., Eastern time, on the first Business Day following the forty-fifth (45th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

(m) The Company will apply the net proceeds from the sale of the Securities substantially in the manner set forth under the caption “Use of Proceeds” in the Prospectus. Without the prior written consent of the Representative, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

(n) The Company will use its reasonable best efforts to effect and maintain the listing of the Class A Ordinary Shares on the NYSE American for at least three (3) years after the Effective Date, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company. If the Company fails to maintain such listing of its Shares on the NYSE American or other Trading Market, for a period of three (3) years from the Effective Date, the Company, at its expense, shall obtain and keep current a listing of such securities in the Standard & Poor’s Corporation Records Services or Mergent’s Industrial Manual; provided that Mergent’s OTC Industrial Manual is not sufficient for these purposes. “Trading Market” means any of the following markets or exchanges on which the Class A Ordinary Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Stock Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(o) The Company will use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement and the Representative’s Warrants by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

(p) The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Securities.

(q) The Company shall cause to be prepared and delivered to the Underwriters, at its expense, within two (2) Business Days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Act or the Exchange Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriters, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for online time).

(r) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be overseen by the Audit Committee (the “Audit Committee”) of the board of directors in accordance with the rules of the NYSE American.

(s) Exchange Listing. The Class A Ordinary Shares have been duly authorized for listing on the NYSE American, subject to official notice of issuance. The Company is in material compliance with the provisions of the rules and regulations promulgated by the NYSE American (to the extent applicable to the Company as of the date hereof, the Closing Date or the Option Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company) and shall use commercially reasonable efforts to maintain the listing of the Class A Ordinary Shares on the NYSE American for a period of at least five (5) years after the date of this Agreement. Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating committee of the Company’s board of directors, will, on the Closing Date or any Option Closing Date meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors will, on the Closing Date or any Option Closing Date have at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with the NYSE American, the Company meets all requirements for listing on the NYSE American.

(t) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(u) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that is bound by such “lock-up” agreements for the duration of the periods contemplated therein.

5. Representations and Warranties of the Underwriters.

Each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included on Schedule C. Any such free writing prospectus consented to by the Underwriters is herein referred to as a “Permitted Free Writing Prospectus.” Each Underwriter severally and not jointly, represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Consideration; Payment of Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or its designee(s) the following compensation (or pro rata portion thereof, if applicable) with respect to the Securities purchased from the Company in this Offering:

(i) an underwriting discount equal to seven and one half percent (7.5%) of the aggregate gross proceeds raised by the Company in the Offering (inclusive of the Over-allotment Option to purchase the Additional Shares);

(ii) a non-accountable expense allowance of one percent (1.0%) of the gross proceeds of the Offering (inclusive of the Over-allotment Option to purchase the Additional Shares) payable to the Underwriter on the Closing Date and the Option Closing Date, as applicable;

(iii) an accountable expense allowance of up to US$220,000; and

(iv) an advisory fee of US$85,000, of which $45,000 has already been paid to the Underwriters, and the remaining $40,000 has been paid to the Underwriters within the agreed upon three business days of the Company’s publicly filing of the Registration Statement.

(b) The Representative reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(c) Whether or not the transactions contemplated by this Agreement, the Representative’s Warrants, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, including the following:

(i) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii) all filing fees in connection with filings with FINRA’s Public Offering System;

(iii) all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and the Offering and with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws, if necessary;

(iv) all reasonable fees associated with translation services (if necessary);

(v) all fees and expenses in connection with listing the Securities on a national securities exchange;

(vi) all fees and expenses in connection with pre-approved due diligence work in legal, finance, and business;

(vii) all the road show expenses incurred by the Company; and

(viii) the cost and charges of any transfer agent or registrar for the Securities.

(d) It is understood, however, that except as provided in this Section 6, and Sections 8, 9 and 11(d) hereof, the Underwriters will pay all of their own costs and expenses. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 12(b) hereof, or subsequent to a Material Adverse Change, the Company will pay, less any advances previously paid (the “Advances”), any unreimbursed expenses that have accrued as of such date. All documented out-of-pocket expenses and advisory fee of the Underwriters (including but not limited to fees and disbursements of Underwriters’ Counsel and reasonable and accountable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses and fees to be reimbursed by the Company shall not exceed US$220,000, including the Advances. To the extent that the Underwriters’ documented out-of-pocket expenses and advisory fee are less than the Advances, the Underwriters will return to the Company that portion of the Advances not offset by actual expenses in accordance with FINRA Rule 5110(g)(4)(A) and 5110(g)(4)(B).

7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters’ Counsel pursuant to this Section 7 of any misstatement or omission, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 7, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Shares and each of the foregoing and following conditions must be satisfied as of each Closing.

(a)	The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., Eastern time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriters. If the Company shall have elected to rely upon Rule 430A under the Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms thereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; all requests of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b)	The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)	The Underwriters shall have received legal opinions, in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel of (i) Harney Westwood & Riegels Singapore LLP, Cayman Islands counsel to the Company dated as of the Closing Date and addressed to the Underwriters; (ii) Sidley Austin LLP, U.S. legal counsel for the Company, dated as of the Closing Date and addressed to the Representative; (iii) Harney Westwood & Riegels Singapore LLP, BVI legal counsel to the Company, dated as of the Closing Date; and (iv) Shook, Lin & Bok LLP, Singapore legal counsel to the Company, dated as of the Closing Date.

(d)	The Underwriters shall have received a certificate from the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each of the Closing Date and any Option Closing Date, to the effect that: (i) the conditions set forth in subsection (a) of this Section 7 have been satisfied, (ii) as of the date hereof and as of each of the Closing Date and any Option Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate, (iii) as of each of the Closing Date and any Option Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(e)	On the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

At each of the Closing Date and any Option Closing Date, the Underwriters shall have received a certificate of the Company signed by the Secretary of the Company, or if the Company does not have a Secretary, by the Chief Executive Officer, dated the Closing Date and any Option Closing Date, certifying: (i) that each of the Charter and bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s board of directors relating to the Offering are in full force and effect and have not been modified; (iii) the good standing of the Company; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f)	On the date of this Agreement and on the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a “comfort” letter from Audit Alliance LLP as of each such date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and all applicable Regulations, and stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(g)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the share capital or long-term debt of the Company or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, or properties of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or Offering as contemplated hereby.

(h)	The Underwriters shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex I.

(i)	The Class A Ordinary Shares are registered under the Exchange Act and, as of the Closing Date, the Class A Ordinary Shares shall be listed and admitted and authorized for trading on the NYSE American and satisfactory evidence of such action shall have been provided to the Underwriters. The Company shall have taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Class A Ordinary Shares under the Exchange Act or delisting or suspending the Class A Ordinary Shares from trading on the NYSE American, nor will the Company have received any information suggesting that the Commission or the NYSE American is contemplating terminating such registration or listing. The Firm Shares and the Additional Shares shall be DTC eligible.

(j)	FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k)	No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l)	On the Closing Date and/or the Option Closing Date, as applicable, the Company shall issue the Representative’s Warrants to the Representative, as set forth in Section 1(f) hereof.

(m)	The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or documents as they may have reasonably requested.

8. Indemnification.

(a) To the fullest extent permitted under applicable law, the Company agrees to indemnify and hold harmless the Underwriters and each Person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any amendment or supplement to any of them or (B) any Issuer Free Writing Prospectus or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigations or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof); or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement to any of them, or any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Underwriters’ Information.

(b) To the fullest extent permitted under applicable law, each Underwriter, severally and not jointly agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Underwriters), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any amendment or supplement to any of them or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof), in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Underwriter’s Information.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it so notifies an indemnifying party thereof, the indemnifying party will be entitled to participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action; (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of the claim or the commencement of the action; (iii) the indemnifying party does not diligently defend the action after assumption of the defense; or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to any of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) of the indemnified party or parties unless such separate representations are required under applicable ethics rules that govern the representations of the indemnified party or parties by such legal counsel. In the case of any separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of more than one separate firm (in addition to any local counsel) for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company), as incurred, to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering and sale of the Securities or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commission but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9: (i) no Underwriters shall be required to contribute any amount in excess of the underwriting discounts applicable to the Securities underwritten by it and distributed to the public and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act). For purposes of this Section 9, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. As used herein, a “Person” refers to an individual or entity.

10. Survival of Representations and Agreements. All representations, warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including, without limitation, the agreements contained in Sections 6, 14 and 15, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling Person thereof or by or on behalf of the Company, any of its officers or directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations and warranties contained in Section 2 and Section 5 and the covenants and agreements contained in Sections 4, 6, 8, 9, 14 and 15 shall survive any termination of this Agreement, including termination pursuant to Section 12 and Section 16. For the avoidance of doubt, in the event of termination the Underwriters will receive only documented out-of-pocket accountable expenses and advisory fee actually incurred subject to the limit in Section 12(d) below, in compliance with FINRA Rules 5110.

11. Right of First Refusal. The Company and Revere Securities LLC (“Revere”) agree that for a period of twelve (12) months from the Closing Date, whether or not the engagement contemplated under this Agreement is terminated (other than termination for Cause, as defined below), the Company grants the Representative the right (provided the Offering is completed) to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in Revere’s sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. Revere shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by Revere to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of Revere and shall be subject to general market conditions. If Revere declines to exercise the Right of First Refusal or the Company does not receive any response from Revere within the aforesaid 15 business day-period, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms declined by the Representative . The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by Revere of this Agreement or a material failure by Revere to provide the services contemplated by this Agreement.

12. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the execution of this Agreement by all parties hereto. Notwithstanding any termination of this Agreement, the provisions of this Section 12 and of Sections 1, 4, 6, 8, 9, 14 and 15 shall remain in full force and effect at all times after the execution hereof to the extent they are in compliance with FINRA Rule 5110.

(b) The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange or the NASDAQ Stock Market has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NYSE Euronext or the NASDAQ Stock Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States, Singapore, BVI, the Cayman islands or there is a declaration of a national emergency or war by the United States Singapore, BVI, or the Cayman islands or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriters, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus.

(c) Except as otherwise stated in this section, the Agreement may not be terminated by the Company shall have the right to terminate this Agreement at any time prior to the consummation of the Closing other than for “Cause.” “Cause,” for the purpose of this Section 12(c), shall mean, as determined by a court of competent jurisdiction, willful misconduct, gross negligence or a material breach of the Agreement by the Underwriters. In the event that the Company believes that the Underwriters have engaged conduct constituting Cause, it must first notify the Underwriters in writing of the facts and circumstances supporting such an assertion(s) and allow the Underwriters twenty-five (25) days to cure such alleged conduct.

(d) Any notice of termination pursuant to this Section 12 shall be in writing and delivered in accordance with Section 13.

(e) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 12(b) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for only those documented out-of-pocket expenses and advisory fee (including the reasonable fees and expenses of their counsel), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110 less any amounts previously paid by the Company); provided, however, that all such expenses and fees, including the costs and expenses and fees set forth in Section 6(d) which were actually paid, shall not exceed US$220,000 in the aggregate, including any advances.

13. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Representative, shall be mailed, delivered, or emailed, to:

Cathay Securities, Inc.

40 Wall Street Suite 3600,

NY, NY 10005 USA

Attention: Shell Li

Email: shell.li@cathaysecurities.com

with a copy to Underwriters’ Counsel at:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attention: Mengyi “Jason” Ye, Esq.

Email: jye@orllp.legal

(b) if sent to the Company, shall be mailed, delivered, or emailed, to:

TechCreate Group Ltd.

336 Smith Street, #06-303, New Bridge Centre

Singapore 050336

Attention: Lim Heng Hai, CEO

Email: henghai@techcreate.com.sg

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

39/F, Two Int’l Finance Centre

8 Finance St, Central, Hong Kong

Attn: Meng Ding, Esq.

Email: meng.ding@sidley.com

14. Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and such Persons and their respective successors and assigns, and not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from the Underwriters.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflict of laws principles thereof. Each of the parties hereto hereby submits to the exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts, and irrevocably waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc., 122 East 42nd St 18th Floor, New York, NY 10168 as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three years from the date of this Agreement.

16. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the Closing Date or any Option Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

17. Entire Agreement. This Agreement, together with the schedules and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein. This Agreement supersedes any prior agreements or understandings among or between the parties hereto.

18. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforceable to the fullest extent permitted by law.

19. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

20. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver may be sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

21. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as Underwriters in connection with the offering of the Company’s Securities. The Company further acknowledges that the Underwriters is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which any of the major U.S. stock exchanges are not open for business.

[Signature Page to Underwriting Agreement Follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

TechCreate Group Ltd.

By:
Name:	Lim Heng Hai
Title:	Chairman and Chief Executive Officer

Confirmed as of the date first written above, on behalf of itself and as Representative of the several Underwriters named on Schedule A hereto:

Cathay Securities, Inc.

By:
Name:	Shell Li
Title:	Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as Co-Underwriter named on Schedule A hereto:

Revere Securities LLC

By:
Name:	Dajiang Guo
Title:	Chief Executive Officer & Head of Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Total Number of Firm Shares to be Purchased
Cathay Securities, Inc.	1,275,000
Revere Securities LLC	1,275,000

TOTAL	2,550,000

Number of Firm Shares: 2,550,000

Public Offering Price per Firm Share: $4.00

Underwriting Discount per Firm Share: $0.30

Proceeds to Company per Firm Share (before expenses): $3.70 per Firm share

SCHEDULE B

Lock-Up Parties

Name	Lock-Up Period

Lim Heng Hai	6 Months from commencement of sales of the Offering
Ng Ling Soon	6 Months from commencement of sales of the Offering
Ling Wee Seng	6 Months from commencement of sales of the Offering
Masayuki Tagai	6 Months from commencement of sales of the Offering
Jim Northey	6 Months from commencement of sales of the Offering
In Weiyee	6 Months from commencement of sales of the Offering
Wang Yingzheng	6 Months from commencement of sales of the Offering
Vong Ronald Chin Hua	6 Months from commencement of sales of the Offering

SCHEDULE C

Free Writing Prospectuses

None

Annex I

Lock-Up Agreement

October 14, 2025

Cathay Securities, Inc.

40 Wall Street Suite 3600,

NY, NY 10005 USA

as Representative of the several Underwriters named on Schedule A to the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Cathay Securities, Inc (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with TechCreate Group Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), providing for the initial public offering in the United States (the “Initial Public Offering”) of a certain number of the Company’s Class A Ordinary Shares, par value US$0.0002 per share (the “Class A Ordinary Shares” or the “Securities”). For purposes of this letter agreement, “Shares” shall mean shares of the Company’s Class A Ordinary Shares.

To induce the Underwriters (as defined in the Underwriting Agreement) to continue their efforts in connection with the Initial Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date hereof and ending six (6) months from the date of commencement of sales of the Class A Ordinary Shares in the Initial Public Offering (the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any options or Shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the period from the date hereof to the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, (ii) at least three (3) business days before the effective date of any release or waiver substantially in the form of Schedule 1 hereto of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release substantially in the form of Schedule 2 hereto. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement substantially in the form of this lock-up agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, successors and assigns.

The undersigned understands that, (i) if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (2) either the Representative, or the Company, advising the other in writing, they have determined not to proceed with the Initial Public Offering; (3) the withdrawal of the Registration Statement (as defined in the Underwriting Agreement), or (4) the Initial Public Offering has not closed by the termination date of the Initial Public Offering or such other date as may be agreed as the final date of the Initial Public Offering if the Company and the Representative extend the Initial Public Offering, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

This lock-up agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

[SIGNATURE PAGE TO FOLLOW]

Very truly yours,

(Signature)

Address:

SCHEDULE 1

Form of Release or Waiver

[    ], 202[    ]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by TechCreate Group Ltd. (the “Company”) of [    ] class A ordinary shares, par value $0.0002 per share (the “Ordinary Shares”), of the Company, and the Lock-Up Agreement dated , 202[    ] (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated , 202[    ], with respect to [    ] Ordinary Shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-Up Agreement, but only with respect to the Shares, effective [    ], 20[    ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two (2) business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-Up Agreement shall remain in full force and effect.

Very truly yours,

Acting severally on behalf of themselves and the several Underwriters named in Schedule A to the Underwriting Agreement

Cathay Securities, Inc

By:
Name:
Title:

cc: TechCreate Group Ltd.

SCHEDULE 2

Form of Press Release

TechCreate Group Ltd.

[    ], 202[    ]

TechCreate Group Ltd. (the “Company”) announced today that Cathay Securities, Inc., acting as representative for the underwriters in the Company’s recent public offering of [    ] of the Company’s class A ordinary shares, par value $0.0002 per share, is [waiving] [releasing] a lock-up restriction with respect to [    ] class A ordinary shares, par value $0.0002 per share, held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [    ], 202[    ], and the securities may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

SCHEDULE D

Form of Representative’s Warrant

[Attached]